AUDITORS CONSENT

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) for the registration of 29,129,947 shares of its common stock and to the incorporation by reference therein of our report dated February 24, 2000, with respect to the consolidated financial statements of Cyber-Care, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


/s/ Ernst & Young, LLP

May 2, 2000